Exhibit 4.8

                        FIRST AMENDMENT TO LOAN AGREEMENT

         This FIRST AMENDMENT TO LOAN AGREEMENT is made and entered into as of September 8, 1997, by and among GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereof (the "Banks"), NATIONSBANK, N.A. (SOUTH), as co-agent, and KEYBANK NATIONAL ASSOCIATION, as agent (the "Agent").

                                    RECITALS

         A. The Borrower, the Agent, the Co-Agent and the Banks entered into a Loan Agreement dated as of September 23, 1996 (the "Original Agreement"), pursuant to which the Banks agreed to make available to the Borrower loans of up to $53,500,000 on a reducing revolving credit basis and $71,500,000 on a revolving credit converting to a term loan basis. The Original Agreement, as amended hereby, may be referred to hereinafter as the "Loan Agreement." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

         B. The Borrower desires to extend the Conversion Date of the Term Loans until December 31, 1999, extend the Termination Date of all of the Loans until June 30, 2004, reduce the Applicable Margin, revise certain of the financial covenants and make certain other changes in the Original Agreement. Subject to the terms and conditions of this Amendment, the Agent, the Co Agent and the Banks have agreed to such requests.

                                   AGREEMENTS

         In consideration of the foregoing Recitals and of the covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent, the Co-Agent and the Banks agree as follows:

         1. Amendments. Subject to the satisfaction of the conditions set forth in Section 2 of this Amendment, the Original Agreement shall be amended as follows:

                  (a)      The definition of the term "Applicable Margin" in
                           Section 1.1 shall be amended in its entirety to read as follows:

                           "Applicable Margin" means, as of any date of
                   determination, the percentage determined from the following table based upon the Leverage Ratio:

                     Leverage Ratio:                                     Applicable              Applicable
                                                                         Margin for              Margin for
                                                                         Base Rate               LIBOR
                                                                         Loans:                  Loans:

                     Greater than 6.25:1.0 but                           0.50%                   2.25%
                     less than or equal to
                     6.50:1.0

                     Greater than 6.00:1.0 but                           0.25%                   2.00%
                     less than or equal to
                     6.25:1.0

                     Greater than 5.50:1.0 but                           0.00%                   1.75%
                     less than or equal to
                     6.00:1.0

                     Greater than 5.00:1.0 but                           0.00%                   1.50%
                     less than or equal to
                     5.50:1.0

                     Greater than 4.50:1.0 but                           0.00%                   1.25%
                     less than or equal to
                     5:00:1.0

                     Greater than 4.00:1.0 but                           0.00%                   1.00%
                     less than or equal to
                     4.50:1.0

                     Less than or equal                                  0.00%                   0.75%
                     4.0:1.0

                  (b) The definition of the term "Conversion Date" in Section
1.1 shall be amended in its entirety to read as follows: "Conversion Date" means December 31, 1999."

                  (c) The definition of the term "Termination Date" in Section
1.1 shall be amended in its entirety to read as follows: "Termination Date" means June 30, 2004."

                   (d) Section 1.1 shall be amended by adding the following definition in proper alphabetical order:

                           "First Amendment" means the First Amendment to Loan
                  Agreement dated as of September 8, 1997, among the Borrower, the Agent, the Co-Agent and the Banks.

                   (e) Section 2.1(b) shall be amended in its entirety to read as follows:

                            (b) On each date set forth in the table below, the
                   Revolving Commitment shall automatically reduce by the amount set forth for such date in such table:

                    Calendar               March 31            June 30             September        December 31
                    Year                                                           30
                    1998                   $1,839,062          $1,839,062          $1,839,063       $1,839,063
                    1999                   $2,006,250          $2,006,250          $2,006,250       $2,006,250
                    2000                   $2,006,250          $2,006,250          $2,006,250       $2,006,250
                    2001                   $2,006,250          $2,006,250          $2,006,250       $2,006,250
                    2002                   $2,006,250          $2,006,250          $2,006,250       $2,006,250
                    2003                   $2,340,625          $2,340,625          $2,340,625       $2,340,625
                    2004                   $2,340,625          $2,340,625

                   (f) Section 2.2(d) shall be amended by deleting the table that is set forth therein and replacing it with the following table:

                    Calendar Year           March 31         June 30           September 30         December 31
                    1999                    0.0%             0.0%              0.0%                 2.5%
                    2000                    2.5%             2.5%              2.5%                 2.5%
                    2001                    3.75%            3.75%             3.75%                3.75%
                    2002                    3.75%            3.75%             3.75%                3.75%
                    2003                    3.75%            3.75%             3.75%                3.75%
                    2004                    3.75%            all
                                                             remaining
                                                             principal

                  (g) Section 2.6(a) shall be amended in its entirety to read as follows:

                           (a) Commitment Fees. The Borrower shall pay to the
                  Agent for the benefit of the Banks a non-refundable commitment fee of 1/2% per annum for periods prior to the effective date of the First Amendment and 3/8% per annum for periods commencing on or after the effective date of the First Amendment (based on a year having 360 days and actual days elapsed) on the excess of the aggregate average daily undisbursed amount of each Commitment over the aggregate stated amount of the Letters of Credit then outstanding issued under such Commitment;

                  provided, however, that the commitment fee shall be 1/4% per annum for any day on which the Leverage Ratio is less than or equal to 4.5 to 1.0. Such commitment fee shall (i) commence to accrue as of the date hereof and continue for each day to and including the Termination Date, with respect to the Revolving Commitment, and to and including the Conversion Date, with respect to the Term Commitment, (ii) be in addition to any other fee required by the terms and conditions of this Agreement, (iii) be payable quarterly in arrears on each Quarterly Date and, with respect to the Revolving Commitment, on the date the Revolving Commitment is terminated, and, with respect to the Term Commitment, on the date the Term commitment is terminated, and (iv) be shared by the Banks in accordance with their Ratable Shares.

                   (h) Section 2.16 shall be amended by deleting the reference to "December 31, 1998" in the second line thereof and replacing it with a reference to "December 31, 1999."

                   (i) Section 8.1 shall be amended (i) by deleting the reference to "$150,000,000" in clause (f) thereof and replacing it with a reference to "$160,000,000," and (ii) by adding a new clause (h) at the end thereof which shall read as follows:

                           (h) unsecured Indebtedness incurred by WALB-TV, Inc.
                  pursuant to a line of credit in an aggregate principal amount not to exceed $1,000,000,which shall be guaranteed by the Borrower.

                  (j) Section 8.3 shall be amended by adding at the end thereof a new clause (f) which shall read as follows: "and (f) a guaranty by the Borrower of Indebtedness incurred by WALB TV, Inc., to the extent permitted pursuant to Section 8.1(h)."

                   (k) Section 8.7 shall be amended in its entirety to read as follows:

                           8.7 Capital Expenditures. The Borrower and its
                  Subsidiaries shall not make Capital Expenditures (i) in either of calendar years 1997 or 1998 which exceed in the aggregate for such year $10,000,000, or (ii) in any calendar year after 1998 which exceed in the aggregate for such year $7,500,000 (the amount permitted in any year pursuant to this sentence being referred to as the "Base Amount" for such year). The Base Amount for each year shall be increased by an amount equal to the product of $500,000 times the net increase in the number of television stations and Newspapers owned by the Borrower and its Subsidiaries as of the end of such year over the number of television stations and Newspapers owned by the Borrower and its Subsidiaries as of the date of the First Amendment. If the Base Amount for any year exceeds the aggregate amount of Capital Expenditures actually made by the Borrower and its Subsidiaries in such year (such excess being referred to as the "Excess Amount"), then the Borrower and its Subsidiaries may make Capital Expenditures in the immediately succeeding year (but not in any year thereafter) in excess of the Base Amount for such succeeding year in an amount not to exceed the lesser of $1,000,000 and the Excess Amount for the prior year.

                  (1) Section 8.9(a) shall be amended by adding a new paragraph
(v) at the end thereof which shall read as follows:

                           (v) The Borrower may, from and after November 21,
                  1996, make open market purchases of up to 1,000,000 shares in the aggregate of its Class A and Class B Common Stock, so long as no Possible Default or Event of Default exists at the time of making any such purchase or would exist after giving effect thereto and prior to making any such purchase, the Borrower shall have delivered to the Agent a certificate of its chief financial officer in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in Section 8 after giving effect to such purchase.

                  (m) Section 8.13(a) shall be amended in its entirety to read as follows:

                           (a) Leverage Ratio. The Borrower shall not permit the
                  Leverage Ratio at any time during any period listed in Column A below to be greater than the ratio set forth in Column B below opposite such period:

                          Column A                                                      Column B
                          Period:                                                       Permitted Ratio:
                          effective date of the                                         6.50:1.0
                          First Amendment through March 31, 1998:

                          April 1, 1998, through December 31, 1998:                     6.25:1.0

                          January 1, 1999, through September 30, 1999:                  6.00:1.0

                          October 1, 1999, through June 30, 2000:                       5.75:1.0

                          July 1, 2000, through March 31, 2001:                         5.50:1.0

                          April 1, 2001, through December 31, 2001:                     5.25:1.0

                          January 1, 2002, and thereafter:                              5.00:1.0


                  (n) Section 8.13(c) shall be amended in its entirety to read as follows:

                                   (c) Operating Cash Flow to Interest Expense.
                         The Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending on or prior to September 30, 1998, to Interest Expense for such four quarter period to be less than 1.40 to 1.00; the Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending after September 30, 1998, but on or before September 30, 2000, to Interest Expense for such four quarter period to be less than 1.50 to 1.00; and the Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending after September 30, 2000, to Interest Expense for such four quarter period to be less than 2.00 to 1.00.

                  (o) Section 8.13(d) shall be amended in its entirety to read as follows:

                                   (d) Pro Forma Debt Service Coverage Ratio.
                         The Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending on or prior to September 30, 1998, to Pro Forma Debt Service as of the end of such four quarter period to be less than 1.10 to 1.00; the Borrower shall not permit the ratio of Operating Cash Flow for any four fiscal quarter period ending after September 30, 1998, but on or prior to September 30, 2001, to Pro Forma Debt Service as of the end of such four quarter period to be less than 1.15 to 1.00; and the Borrower shall not permit the ratio of operating Cash Flow for any four fiscal quarter period ending after September 30, 2001, to Pro Forma Debt Service as of the end of such four quarter period to be less than 1.20 to 1.00.

                  (p) Section 11.10 shall be amended in its entirety to read as follows:

                         11.10      Successor Agent.

                                  (a) The Agent may, without the consent of the
                         Borrower or the other Banks, assign its rights and obligations as Agent hereunder and under the Collateral Documents to any wholly owned subsidiary of the Agent which has capital and retained earnings of at least $500,000,000, and upon such assignment, the former Agent shall be deemed to have retired, and such wholly owned subsidiary shall be deemed to be a successor Agent.

                                  (b) The Agent may resign at any time by giving
                         written notice thereof to the Banks. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty days after the notice of resignation, then the retiring Agent may appoint a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.

                           (c) Upon the acceptance of any appointment as the
                  Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the assigning or retiring Agent, and the assigning or retiring Agent shall be discharged from its duties and obligations hereunder. After any assigning or retiring Agent's resignation hereunder as the Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                  (q) Section 12.7(d) shall be amended by deleting the reference to "Section 12.12" in the fourth line from the bottom thereof and replacing it with a reference to "Section 12.14."

          2. Conditions to Effectiveness. The amendments set forth in Section 1 shall be effective on the date on which all of the following conditions are satisfied:

                    (a) The Borrower shall have executed and delivered to each Bank an Amended and Restated Reducing Revolving Credit Note and an Amended and Restated Term Note (collectively, the "Amended Notes") in the forms attached hereto as Exhibits A and B.

                    (b) The Borrower shall have paid all fees and expenses of the Agent and the Banks and payable pursuant to the terms of the Loan Agreement, the Fee Letter, this Amendment or any separate agreement between the Borrower and the Agent.

                   (c) The Borrower shall have delivered to the Agent a certified copy of resolutions of the Board of Directors of the Borrower evidencing approval of the execution, delivery and performance of this Amendment, the Amended Notes and the other documents and instruments required pursuant hereto.

                   (d) The Subsidiaries of the Borrower shall have executed the Acknowledgment and Agreement attached hereto.

                   (e) The Borrower shall have delivered to the Agent such other documents, instruments and opinions as the Agent or any Bank may reasonably request.

          3. Representations, Warranties and Events of Default.

                   (a) Except as amended hereby, the terms, provisions, conditions and agreements of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. Each and every representation and warranty of the Borrower set forth in the

Original Agreement (other than those which by their terms are limited to a specific date) is hereby confirmed and ratified in all material respects, and such representations and warranties as so confirmed and ratified shall be deemed to have been made and undertaken as of the date of this Amendment as well as at the time they were made and undertaken.

                   (b) The Borrower represents and warrants that:

                           i) No Event of Default or Possible Default now exists
or will exist immediately following the execution hereof or after giving effect to the transactions contemplated hereby.

                           ii) All necessary corporate or stockholder actions on
the part of the Borrower and its Subsidiaries to authorize the execution, delivery and performance of this Amendment, the Amended Notes and all other documents or instruments required pursuant hereto or thereto have been taken; this Amendment, the Amended Notes and each such other document or instrument have been duly and validly executed and delivered and are legally valid and binding upon the Borrower and its Subsidiaries and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or like laws or by general equitable principles.

                           iii) The execution, delivery and performance of this
Amendment, the Amended Notes and all other documents and instruments required pursuant hereto or thereto, and all actions and transactions contemplated hereby and thereby will not (A) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (I) any provision of the Articles of Incorporation or By-Laws of the Borrower or any of its Subsidiaries, (II) any arbitration award or any order of any court or of any other governmental agency or authority, (III) any license, permit or authorization granted to the Borrower or any of its subsidiaries or under which the Borrower or any of its Subsidiaries operates, or (IV) any applicable law, rule, order or regulation, indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties is bound and which has not been waived or consented to, or (B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, except as expressly permitted in the Loan Agreement, upon any of the properties of the Borrower or any of its subsidiaries.

                           iv) No consent, approval or authorization of, or
filing, registration or qualification with, any governmental authority (including, without limitation, the FCC and any other Licensing Authority) is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution, delivery or performance of this Amendment, the Amended Notes or any document or instrument required in connection herewith or therewith which has not already been obtained or completed.

         4. Affirmation of the Borrower. The Borrower has executed this Amendment to consent to the amendments to the Original Agreement made pursuant hereto and to acknowledge that the security interests and liens granted by the Borrower to the Agent, for the benefit of the Banks, pursuant to the Borrower Security Agreement, the Borrower Pledge Agreement, the Mortgages and the other Collateral Documents to which the Borrower is a party remain in full force and effect and shall continue to secure all Obligations.


           5. Fees and Expenses.

                    (a) In consideration of the Banks' agreement to the amendments to the Original Agreement contemplated hereby, the Borrower shall pay to the Agent, for the benefit of the Banks, on the effective date of this Amendment an amendment fee in an amount equal to 0.075% of the maximum amount of the Commitments. The Banks shall share in this amendment fee in accordance with their respective Ratable Shares.

                   (b) As required under the Original Agreement, the Borrower will reimburse the Agent upon demand for all out-of-pocket costs, charges and expenses of the Agent (including reasonable fees and disbursements of special counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other agreements or documents relating hereto or required hereby.

         6. Counterparts. This Amendment may be executed in as many counterparts as may be convenient and shall become binding when the Borrower, the Agent, the Co-Agent and each Bank have executed at least one counterpart.

         7. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Ohio, without regard to the conflicts of law provisions thereof.

         8. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Agent, the Co-Agent the Banks and their respective successors and assigns.

         9. Reference to Original Agreement. Except as amended hereby, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the amendments to the Original Agreement accomplished hereby, each reference in the original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the original Agreement or the original notes evidencing the Loans issued pursuant thereto in any Note or other Collateral Document, or other agreement, document or instrument executed and delivered pursuant to the Original Agreement, shall be deemed a reference to the Original Agreement, as amended hereby, or the Amended Notes, as the case may be.

         10. No Other Modifications; Same Indebtedness. The modifications effected by this Amendment and by the other documents and instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Loans now outstanding, it being the intention of the Borrower, the Agent and the Banks that the Loans outstanding under the Original Agreement, as amended by this Amendment, be and are the same Indebtedness as that owing under the Original Agreement immediately prior to the effectiveness hereof.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan Agreement as of the date first above written.

BORROWER:

GRAY COMMUNICATIONS SYSTEMS, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Title: Vice President

BANKS:

KEY CORPORATE CAPITAL INC.

By: /s/ Jason R. Weaver
Name: Jason R. Weaver
Title: Vice President

NATIONSBANK, N.A. (SOUTH)

By: /s/ Melinda M. Bergbom
Name: Melinda M. Bergbom
Title: Senior Vice President

CIBC INC.

By: /s/ Harold Birk
Name: Harold Birk
Title: Director, CIBC Wood Gundy
       Securities Corp., as Agent

CORESTATES BANK, N.A.

By: /s/ Charles Brinley
Name: Charles Brinley
Title: Commercial Officer

THE BANK OF NEW YORK

By: /s/ Edward Ryan
Name: Edward Ryan
Title: Senior Vice President

AGENT:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Jason R. Weaver
Name: Jason R. Weaver
Title: Vice President

CO-AGENT:

NATIONSBANK,      N.A. (SOUTH)

By: /s/ Melinda M. Bergbom
Name: Melinda M. Bergbom
Title: Senior Vice President

GRAY TRANSPORTATION COMPANY, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

PORTA-PHONE PAGING, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

PORTA-PHONE PAGING LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

THE ROCKDALE CITIZEN PUBLISHING COMPANY

By: /s/ Robert A. Beizer
Name: Robert A. Beizer

Its: Secretary

THE SOUTHWEST GEORGIA SHOPPER, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WALB LICENSEE CORP.

By: /s/ Ward L. Quaal
Name: Ward L. Quaal
Its: President

WALB-TV, INC.

By: /s/ Ward L. Quaal
Name: Ward L. Quaal
Its: President

WCTV LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WCTV OPERATING CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WJHG LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary


WITN LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WITN OPERATING CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WJHG-TV, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WVLT LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WVLT-TV, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WKYT LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WRDW LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WRDW-TV, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

WYMT LICENSEE CORP.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

GULF LINK COMMUNICATIONS, INC.

By: /s/ Robert A. Beizer
Name: Robert A. Beizer
Its: Secretary

                                    EXHIBIT A

               AMENDED AND RESTATED REDUCING REVOLVING CREDIT NOTE

$_____________________                                         September 8, 1997

         FOR VALUE RECEIVED, GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation (the "Maker"), hereby promises to pay to the order of _______________ (the "Payee"), on or before June 30, 2004, in the manner and at the place provided in the Loan Agreement, as that term is defined below, the principal sum of $___________ or if less, the outstanding balance of the Revolving Loans, as that term is defined in the Loan Agreement described below, made by the Payee.

         The unpaid principal balance of this Note shall bear interest prior to maturity at the rates determined in accordance with the provisions of that certain Loan Agreement dated as of September 23, 1996, as amended by the First Amendment to Loan Agreement, dated as of September 8, 1997, among the Maker, KeyBank National Association, as Agent, NationsBank, N.A. (South), as Co-Agent, the Payee and the other financial institutions as may from time to time be parties thereto (as the same may be amended, modified, extended or restated from time to time, the "Loan Agreement"). Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full and on the date such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and on the date such Loan is paid in full and, in addition, if such Interest Period has a duration of more than three months,, on each day that occurs during such Interest Period that is three, six or nine months from the first day of such Interest Period.

         This Note is an amendment and restatement of the Reducing Revolving Credit Note dated September 30, 1996, of the Maker to the Payee (the "Original Note") and not a replacement, substitution or repayment thereof. The indebtedness and liabilities of the Maker under the Original Note evidenced hereby remain in full force and effect as amended, renewed and extended hereby.

         This Note is subject to voluntary and mandatory prepayment in whole or in part at the times and in the manner specified in the Loan Agreement.

         The Payee may, and is hereby authorized by the Borrower to, set forth on the grid attached hereto, or in other comparable records maintained by it, the amount of each Revolving Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Revolving Loan set forth in any records maintained by the Payee with respect to this Note shall be presumptive evidence of the principal amount owing and unpaid on this Note. Failure of the Payee to record the principal amount of any Revolving Loan on the grid attached hereto shall not limit or otherwise affect the obligation of the Borrower hereunder to repay the principal amount of such Revolving Loan and all interest accruing thereon.

         This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee and the duties and obligations of the Maker in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of and interest on this Note when due.

         The principal of and all interest on this Note shall be paid as provided in the Loan Agreement in immediately available funds constituting lawful money of the United States of America, not later than 11:00 A.M. (Cleveland time) on the day when due.

         Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Revolving Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date such Revolving Loan is paid in full and the date on which such Event of Default is cured or waived in writing, at the Default Interest Rate which shall be payable upon demand.

         Subject to the provisions of Section 10 of the Loan Agreement, the entire unpaid principal balance of this Note, together with all interest accrued thereon, shall become immediately due and payable upon the occurrence of an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have all of the rights, powers and remedies provided in the Loan Agreement or in any Collateral Document or at law or in equity. Failure of the Payee or any holder of this Note to exercise any such right or remedy available hereunder or under the Loan Agreement or any Collateral Document or at law or in equity shall not constitute a waiver of the right to exercise subsequently such option or such other right or remedy.

          The payment of this Note is secured by certain security Agreements, certain Pledge Agreements, the Guaranty, certain Mortgages and collateral assignments of leases and certain other Collateral Documents, all as more fully identified in the Loan Agreement.

         To the extent permitted by law, except as otherwise provided herein or in the Loan Agreement, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; and diligence in collection, and agree to the application of any bank balance as payment or part payment of this Note or as an offset hereto as provided in the Loan Agreement, and further agree that the holder hereof may release all or any part of the collateral given as security for this Note or any rights of the holder thereunder and may amend this-Note (with the consent of the Maker), without notice to, and without in any way affecting the liability of, the Maker or any endorser of this Note, and their respective heirs, successors, legal representatives and assigns.

         If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys, fees if permitted by law) incurred by the holder of this Note in collecting or attempting to collect such indebtedness.

         This Note shall be construed and enforced in accordance with and governed by the laws of the State of Ohio, without regard to provisions relating to the conflict of laws.

         The rate of interest payable on this Note from time to time shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on this Note, then the rate provided for on this Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the Payee is that which would have been received by the Payee but for the operation of the preceding sentence.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

GRAY COMMUNICATIONS SYSTEMS, INC.

By:
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

                              REVOLVING CREDIT GRID

-------------------------- ----------------------- -------------------- --------------------------- -----------------
                                   AMOUNT                AMOUNT                   UNPAID               OFFICER'S
          DATE                    BORROWED                PAID                   BALANCE                INITIALS
-------------------------- ----------------------- -------------------- --------------------------- -----------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT B

                         AMENDED AND RESTATED TERM NOTE

$_______________________                                       September 8, 1997

                  FOR VALUE RECEIVED, GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation (the "Maker"), hereby promises to pay to the order of _________________ (the "Payee"), on or before June 30, 2004, in the manner and at the place provided in the Loan Agreement, as that term is defined below, the principal sum of $ __________________ or if less, the outstanding balance of the Term Loans, as that term is defined in the Loan Agreement described below, made by the Payee.

         The unpaid principal balance of this Note shall bear interest prior to maturity at the rates determined in accordance with the provisions of that certain Loan Agreement dated as of September 23, 1996, as amended by the First Amendment to Loan Agreement, dated as of September 8, 1997, among the Maker, KeyBank National Association, as Agent, NationsBank, N.A. (South), as Co-Agent, the Payee and the other financial institutions as may from time to time be parties thereto (as the same may be amended, modified, extended or restated from time to time, the "Loan Agreement"). Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full and on the date such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest-Period thereof and on the date such Loan is paid in full and, in addition, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period that is three, six or nine months from the first day of such Interest Period.

         This Note is an amendment and restatement of the Term Note dated September 30, 1996, of the Maker to the Payee (the "Original Note") and not a replacement, substitution or repayment thereof. The indebtedness and liabilities of the Maker under the Original Note evidenced hereby remain in full force and effect as amended, renewed and extended hereby.

         The indebtedness evidenced hereby shall be a revolving credit from the date hereof until the Conversion Date. On the Conversion Date, the indebtedness evidenced by this Note shall be automatically converted into, and continued and extended as, a four and one-half year term loan in the principal sum of the then outstanding balance of the Maker's revolving credit hereunder. The aggregate principal balance of this Note shall be repaid in nineteen consecutive quarterly installments of principal in the amounts calculated as provided in Section 2.2 of the Loan Agreement, commencing on the Conversion Date, and continuing on each Quarterly Date thereafter, with the final installment of all then outstanding principal, together with all accrued interest, due no later than June 30, 2004.

         This Note is subject to voluntary and mandatory prepayment in whole or in part at the times and in the manner specified in the Loan Agreement.

         The Payee may, and is hereby authorized by the Borrower to, set forth on the grid attached hereto, or in other comparable records maintained by it, the amount of each Term Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Term Loan set forth in any records maintained by the Payee with respect to this Note shall be presumptive evidence of the principal amount owing and unpaid on this Note. Failure of the Payee to record the principal amount of any Term Loan on the grid attached hereto shall not limit or otherwise affect the obligation of the Borrower hereunder to repay the principal amount of such Term Loan and all interest accruing thereon.

         This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee and the duties and obligations of the Maker in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of and interest on this Note when due.

         The principal of and all interest on this Note shall be paid as provided in the Loan Agreement in immediately available funds constituting lawful money of the United States of America, not later than 11:00 A.M. (Cleveland time) on the day when due.

         Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Term Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date such Term Loan is paid in full and the date on which such Event of Default is cured or waived in writing, at the Default Interest Rate which shall be payable upon demand.

          Subject to the provisions of Section 10 of the Loan Agreement, the entire unpaid principal balance of this Note, together with all interest accrued thereon, shall become immediately due and payable upon the occurrence of an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have all of the rights, powers and remedies provided in the Loan Agreement or in any Collateral Document or at law or in equity. Failure of the Payee or any holder of this Note to exercise any such right or remedy available hereunder or under the Loan Agreement or any Collateral Document or at law or in equity shall not constitute a waiver of the right to exercise subsequently such option or such other right or remedy.

         The payment of this Note is secured by certain Security Agreements, certain Pledge Agreements, the Guaranty, certain Mortgages and collateral assignments of leases and certain other Collateral Documents, all as more fully identified in the Loan Agreement.

         To the extent permitted by law, except as otherwise provided herein or in the Loan Agreement, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand;

notice of protest, demand, dishonor and nonpayment; and diligence in collection, and agree to the application of any bank balance as payment or part payment of this Note or as an offset hereto as provided in the Loan Agreement, and further agree that the holder hereof may release all or any part of the collateral given as security for this Note or any rights of the holder thereunder and may amend this Note (with the consent of the Maker), without notice to, and without in any way affecting the liability of, the Maker or any endorser of this Note, and their respective heirs, successors, legal representatives and assigns.

         If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees if permitted by law) incurred by the holder of this Note in collecting or attempting to collect such indebtedness.

         This Note shall be construed and enforced in accordance with and governed by the laws of the State of Ohio, without regard to provisions relating to the conflict of laws.

         The rate of interest payable on this Note from time to time shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on this Note, then the rate provided for on this Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the Payee is that which would have been received by the Payee but for the operation of the preceding sentence.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

GRAY COMMUNICATIONS SYSTEMS, INC.

By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------

                              REVOLVING CREDIT GRID

-------------------------- ----------------------- -------------------- --------------------------- -----------------
                                   AMOUNT                AMOUNT                   UNPAID               OFFICER'S
          DATE                    BORROWED                PAID                   BALANCE                INITIALS
-------------------------- ----------------------- -------------------- --------------------------- -----------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------